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                                                                    EXHIBIT 24.1


                                  POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints each of Harold Markowitz and Jan S. Mirsky, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement on Form S-8 of Sel-Leb Marketing, Inc. (Registration No. 333-19625), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 18th day of June, 1997.



                                                  /s/ Carl A. Bellini
                                                 -------------------------
                                                 Carl A. Bellini